UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO		45206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 23, 2011 Frisch’s Restaurants, Inc. announced that Mark R. Lanning, 56, will become the Company’s Vice President –Finance. Mr. Lanning most recently served as Vice President-Investor Relations and Treasurer of Hillenbrand, Inc. headquartered in Batesville, Indiana. Prior to 2008 he served as Vice President and Treasurer of Hillenbrand Industries, Inc. also headquartered in Batesville, Indiana.

Mr. Lanning will be paid a base salary of $210,000 annually. He will also be eligible to earn incentive compensation under the Company’s Senior Executive Bonus Plan in fiscal 2012 which begins June 1, 2011. The provisions of the Senior Executive Bonus Plan are more fully described on pages 12 and 13 of the Company’s definitive proxy statement dated August 27, 2010. Mr. Lanning will also be entitled to participate in other executive and group benefits generally offered to executives of the Company.

The Company’s press release announcing this change is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 – Frisch’s Restaurants, Inc. press release dated May 23, 2011: Frisch’s Restaurants, Inc. Names New Vice President – Finance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE May 23, 2011

BY	/s/ Donald H. Walker
Donald H. Walker
Vice President and Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer